Exhibit 10a


                                FIRST AMENDMENT
                                       TO
                           1992 MEREDITH CORPORATION
                              STOCK INCENTIVE PLAN
                                   AGREEMENTS





The Agreements dated August 12, 1992 (150,000 shares at $13.22), and August 12, 1992 (150,000 shares at $16.525), by and between Meredith Corporation (the "Company") and Jack D. Rehm (the "Optionee") with respect to Nonqualified Stock Options granted to Optionee under the 1992 Meredith Corporation Stock Incentive Plan (collectively, the "Agreements") are amended as follows:

A. Paragraphs 4, 5 and 6 of the Agreements are deleted in their entirety and the following paragraphs are inserted in their place:

   4. Termination of Employment by Death. If, without having fully exercised this Option, Optionee s employment with the Company is terminated by reason of death, any outstanding Options granted to Participant that are not exercisable at the date of termination shall become fully exercisable, except for Options granted within six (6) months prior to the date of death, which Options shall not become fully exercisable until the next business day after the sixth month anniversary of the Date of Grant. Optionee s beneficiary (or such persons that have acquired Optionee s rights under the Option by will or by the laws of descent and distribution) shall have the same right to exercise this Option as Optionee had during his or her lifetime, for a period ending on the Date of Expiration set forth above.

   5. Termination of Employment by Disability. If, without having fully exercised this Option, Optionee s employment with the Company is terminated by reason of Disability (as defined in the Plan), any outstanding Options granted to Participant that are not exercisable at the date of termination shall become fully exercisable, except for Options granted within six (6) months prior to the date of termination, which Options shall not become fully exercisable until the next business day after the sixth month anniversary of the Date of Grant. Optionee shall have the same right to exercise this Option as Optionee had during his or her employment for a period ending on the Date of Expiration set forth above.


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   6. Termination of Employment by Retirement.  If, without having fully exercised this Option, Optionee s employment with the Company is terminated by reason of Retirement (as defined under the then established rules of the Company s tax-qualified retirement plans), any outstanding options granted to Participant that are not exercisable at the date of termination shall become fully exercisable, except for Options granted within six (6) months prior to the date of termination, which Options shall not become fully exercisable until the next business day after the sixth month anniversary of the Date of Grant. Optionee shall have the same right to exercise this Option as Optionee had during his or her employment for a period ending on the Date of Expiration set forth above.


B. All other terms and conditions of the Agreements remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed effective as of the 9th day of August, 1995.



                                    /s/ Thomas L. Slaughter
                                    -----------------------
                                      Thomas L. Slaughter
                                     Vice President-General
                                     Counsel and Secretary


OPTIONEE


/s/ Jack D. Rehm
----------------
  JACK D. REHM












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